UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34- 1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
4.800% Notes due 2028	WELL28	New York Stock Exchange
4.500% Notes due 2034	WELL34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Notes Offering

On June 30, 2020, Welltower Inc. (the “Company”) issued $600,000,000 aggregate principal amount of the Company’s 2.750% Notes due 2031 (the “Notes”) pursuant to an automatic shelf registration statement of the Company on Form S-3 (File No. 333-225004) filed with the Securities and Exchange Commission on May 17, 2018 (the “Registration Statement”). The Notes were sold pursuant to an Underwriting Agreement, dated as of June 16, 2020, between the Company and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), dated as of March 15, 2010, a form of which was filed with the Registration Statement (the “Indenture”), as supplemented by Supplemental Indenture No. 18 between the Company and the Trustee, dated as of June 30, 2020 (“Supplemental Indenture”). The Notes bear interest at a rate of 2.750% per year, payable semiannually in arrears on January 15 and July 15 of each year, commencing January 15, 2021. The Notes mature on January 15, 2031. An amount equal to the net proceeds from the sale of the Notes will be allocated to a portfolio of eligible green projects. Pending allocation for such purposes, the net proceeds from the sale of the Notes will be used to repay advances under the Company’s unsecured credit facility.

The foregoing description of the Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the Indenture, Supplemental Indenture, and the form of global note, filed herewith as Exhibits 4.1, 4.2, and 4.3, respectively, and incorporated by reference herein.

Tender Offer

On June 30, 2020, the Company announced the early tender results, an increase in the maximum principal amount from $400,000,000 to $426,248,000, and pricing for its previously announced offer (the “Offer”) to purchase for cash $426,248,000 of its 3.950% Notes due 2023 (the 3.950% 2023 Notes”) and 3.750% Notes due 2023 (the “3.750% 2023 Notes” and, together with the “3.950% 2023 Notes, the “2023 Notes”). The Offer is being made exclusively pursuant to an offer to purchase, dated June 16, 2020, as amended by press releases on June 16, 2020 and June 30, 2020, which set forth the terms and conditions of the Offer.

In order to receive additional consideration for tendering early, holders of 2023 Notes must have validly tendered and not validly withdrawn their 2023 Notes prior to or at 5:00 p.m., New York City time, on June 29, 2020 (the “Early Tender Time”). At the Early Tender Time, holders had validly tendered and not validly withdrawn approximately $265,376,000 of the $600 million aggregate principal amount outstanding of the 3.950% 2023 Notes and $160,872,000 of the $500 million aggregate principal amount outstanding of the 3.750% 2023 Notes.

Since the Offer for the 2023 Notes was fully subscribed as of the Early Tender Time, the Company will not accept for purchase any 2023 Notes validly tendered after the Early Tender Time.

The Offer will expire at 12:00 midnight, New York City time, at the end of July 14, 2020, unless earlier terminated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1

Underwriting Agreement, dated as of June 16, 2020, between Welltower Inc. and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters.

4.1

Indenture, dated as of March 15, 2010, between the Company and the Trustee (filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Form 8-K filed March 15, 2010, and incorporated herein by reference thereto).

4.2	Supplemental Indenture No. 18, dated as of June 30, 2020, between the Company and the Trustee.

4.3	Form of Global Note (included in Exhibit 4.2 hereto).

5	Opinion of Gibson, Dunn & Crutcher LLP.

8	Tax Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5 hereto).

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8 hereto).

99.1	Press Release Announcing Early Tender Results, dated June 30, 2020.

99.2	Press Release Announcing Pricing, dated June 30, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Senior Vice President – General
Counsel & Corporate Secretary

Dated: June 30, 2020